SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2008

HERON LAKE BIOENERGY, LLC

(Exact name of registrant as specified in its charter)

Minnesota	000-51825	41-2002393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer (ID Number)

91246 390th Avenue, Heron Lake, Minnesota 56137-1375

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (507) 793-0077

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1, 2, 4 and 6 through 8 are not applicable and therefore omitted.

Item 3.03               Material Modification to Rights of Security Holders

On November 5, 2008, the Board of Governors of Heron Lake BioEnergy, LLC (the “Company”) adopted a revised Unit Transfer Policy (the “Policy”) under the authority granted to it in Section 10.2 of the Company’s Member Control Agreement (the “Agreement”).  The Policy permits transfers of Company’s Class A units (the “units”) under certain circumstances.  All transfers must comply with the Policy and the Agreement.  The Policy supersedes the Company’s previous unit transfer policy that provided that, with certain limited exceptions, no sales of units would be allowed until thirty days after the Company’s ethanol plant met performance guarantees following completion of construction.

The Policy permits specified types of sales or transfers for value: private sales between unrelated parties, transfers through a bulletin board to be established by the Company, related party transfers and other transfers further described in the Policy.  The Policy also describes the processes and procedures for effecting transfers and establishes limitations on the transfers of units, certain of which are structured so that the Company avoids classification as a “publicly traded partnership” under the Internal Revenue Code.  Under the Policy, the minimum number of units that may be sold or transferred is 2,500.  A Transfer Agreement and Application along with a $250.00 fee is required to transfer Units.  The Policy also contains important information relating to the effective dates of transfer, allocation of taxes and allocation of distributions.

The summary of the Policy does not purport to be complete and is subject to and qualified in its entirety by reference to the Policy, which is attached hereto as Exhibit 4.1 and incorporated by reference into this Item 3.03.

Item 5.02               Departure of Directors of Certain Officers; Election of Directors;Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 5, 2008 the Board of Governors approved changes in the compensation of the Board.  The per meeting fee increased to $250 per regular meeting from $100 per half day meeting and $200 per full day meeting.  Additionally, Board members will receive $200 per meeting for each special meeting of the Board of Governors authorized by the Chief Executive Officer.

Additionally, the Board increased the quarterly retainer amounts payable to governors, which are prorated by the number of meetings attended during the quarter.  Governors and the Board President will receive a retainer of $1,500 per quarter.  The Board Secretary, Board Treasurer and Vice-President of the Board will receive a retainer of $1,750, $2,000 and $2,250 per quarter, respectively.

Item 9.01               Financial Statements and Exhibits

Exhibit No.	Description

4.1	Unit Transfer Policy of Heron Lake BioEnergy, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 11, 2008	HERON LAKE BIOENERGY, LLC

	By:	/s/ Robert J. Ferguson

Robert J. Ferguson

Chief Executive Officer